CONFIDENTIAL
EXECUTION VERSION

AGREEMENT

This Agreement (this “Agreement”) is made and entered into as of September 23, 2016, by and among Quantum Corporation, a Delaware corporation (the “Company”), and the entities and natural persons listed on Exhibit A hereto and their respective Affiliates (collectively, “VIEX”) (each of the Company and VIEX, a “Party” to this Agreement, and collectively, the “Parties”).

1. Board Observer Appointments; 2016 Annual Meeting.

(a) As of the date of this Agreement, each of John Mutch and Raghavendra Rau (each, an “Observer” is appointed as an observer to the Board of Directors of the Company (the “Board”). Each Observer will (i) receive copies of all notices and written information furnished to the Board or any committee of the Board (a “Committee”), reasonably in advance of each meeting to the extent practicable and in any event at the same time as members of the Board or the applicable Committee, and (ii) be permitted to be present and reasonably participate at all meetings of the Board and any Committee (whether by telephone or in person). Notwithstanding the foregoing, the Company shall be entitled to withhold any information and exclude each Observer from any meeting, or the relevant portion thereof, at which (x) directors are receiving or reviewing legal advice which is intended to be attorney-client privileged (which privilege independent outside legal counsel in its legal judgment does not believe can be maintained if the Observers participate), including but not limited to legal advice regarding (I) their fiduciary duties, or (II) pending, threatened or contemplated litigation, arbitration, or legal disputes or (y) the subject under consideration involves a dispute with any Observer, a dispute with VIEX, or an actual or threatened contested proxy solicitation with respect to the election of directors of the Company. The Company will use its reasonable best efforts to minimize the frequency and duration of such exclusions. The Company agrees that if an Observer (x) is unable or unwilling to serve as an observer, (y) resigns as an Observer or (z) is removed as an Observer prior to the expiration of the Standstill Period (as defined below) (in the case of this clause (z), other than any termination of such Observer’s rights under Section 1(f)), VIEX shall have the ability to identify a replacement observer who is reasonably acceptable to the Company (such individual, a “Replacement Observer”) who shall be an “Observer” for purposes of this Agreement.

(b) The Company is concurrently entering into an agreement (an “Observer Agreement”) with each Observer with respect to confidentiality and certain other matters and will enter into an Observer Agreement with any Replacement Observer.

(c) VIEX agrees that it will cause its Affiliates and Associates to comply with the terms of this Agreement. As used in this Agreement, the terms “Affiliate” and “Associate” shall have the respective meanings set forth in Rule 12b-2 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or the rules or regulations promulgated thereunder (the “Exchange Act”) and shall include all persons or entities that at any time during the term of this Agreement become Affiliates or Associates of any person or entity referred to in this Agreement.

(d) The Company shall use its reasonable best efforts to hold its next meeting of stockholders of the Company with respect to the election of directors of the Company on January 31, 2017 (the “Stockholder Meeting”) or such other date as shall be mutually agreed by the Parties.

(e)

(i) The Company agrees that to the extent VIEX engages in any solicitation of proxies or consents or becomes a “participant” in a “solicitation” (as such terms are defined in Regulation 14A under the Exchange Act) of proxies or consents, in each case, with respect to securities of the Company, in connection with the Stockholder Meeting (a “Proxy Solicitation”), the Company will not, and will ensure that its agents, subsidiaries, affiliates, successors, assigns, officers, key employees, directors and nominees will not, directly or indirectly, use (x) any information gained from or provided by an Observer through the exercise of such Observer’s rights under paragraph (a) of this Section 1 or (y) the fact that such Observer served as an Observer under this Agreement, against an Observer, VIEX or any VIEX nominee in connection with a Proxy Solicitation.

(ii) VIEX agrees that to the extent VIEX engages in any solicitation of proxies or consents or becomes a “participant” in a Proxy Solicitation, VIEX will not, and will ensure that its agents, subsidiaries, affiliates, successors, assigns, officers, key employees, directors and nominees will not, directly or indirectly, use (x) any information gained from or provided by the Company through the exercise of any Observer’s rights under paragraph (a) of this Section 1 or (y) the fact that such Observer served as an Observer under this Agreement, against the Company or its nominees in connection with a Proxy Solicitation.

(f) The rights of the Observers under paragraph (a) of this Section 1 shall terminate on the earliest of (i) unless such date is extended by mutual agreement of the Parties, the conclusion of the Standstill Period (as defined below); (ii) a material breach by VIEX of this Agreement; provided that prior to any termination under this clause (ii) the Company shall deliver written notice to VIEX describing in reasonable detail the alleged material breach and the intention of the Company to terminate the Observers’ rights; and provided further that VIEX and the Company will negotiate in good faith for not less than 24 hours after VIEX’s receipt of such notice to resolve any differences before the Company takes action to terminate the Observers’ rights (it being understood that any such termination is without prejudice to the right of VIEX to assert that any such termination constitutes a breach of this Agreement); and (iii) VIEX ceasing to be the “beneficial owner” (within the meaning of the rules and regulations under the Exchange Act) of, in the aggregate, at least five percent (5%) of the then outstanding shares of common stock of the Company (the “Common Stock”) as a result of sales or other dispositions by VIEX.

2. Standstill Provisions.

(a) VIEX agrees that, during the Standstill Period, neither it nor any of its Affiliates or Associates under its control or direction will, and it will cause each of such Affiliates and Associates not to, directly or indirectly, in any manner:

(i) engage in any solicitation of proxies or consents or become a “participant” in a “solicitation” as such terms are defined in Regulation 14A under the Exchange Act of proxies or consents, in each case, with respect to securities of the Company;

(ii) form, join or in any way participate in any “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to the Common Stock, other than a “group” that includes all or some of the persons or entities identified on Exhibit A, but does not include any other persons or entities not identified on Exhibit A as of the date hereof;

(iii) deposit any Common Stock in any voting trust or subject any Common Stock to any arrangement or agreement with respect to the voting of any Common Stock, other than any such voting trust, arrangement or agreement solely among the members of VIEX and otherwise in accordance with this Agreement;

(iv) seek, alone or in concert with others, representation on the Board, or take any other action with respect to the election or removal of any director of the Company or the calling of any meeting or referendum of stockholders or the taking of any action by written consent;

(v) (A) make any proposal for consideration by stockholders at any annual or special meeting of stockholders of the Company, or (B) make any offer or proposal (with or without conditions and whether public or private), with respect to any merger, acquisition, recapitalization, restructuring, disposition or other business combination involving the Company or any of its Affiliates;

(vi) commence or threaten any action or proceeding (other than any action or proceeding to enforce the terms of this Agreement) against the Company or any of its Affiliates or make any demand for access to books and records of the Company or any of its Affiliates;

(vii) make any request or submit any proposal seeking to amend or waive any of the terms of this Agreement; or

(viii) advise, encourage, support or influence, or seek to advise, encourage, support or influence, any person or entity with respect to the taking of any action or the making of any statement by any person or entity of the types enumerated in clauses (i) through (vii).

(b) For the purposes of this Agreement, “Standstill Period” shall mean the period commencing upon the execution and delivery of this Agreement and ending at the earliest of (i) 12:00 a.m., Pacific time, on December 1, 2016 (unless such date is extended by mutual agreement of the Parties hereto); (ii) public disclosure by the Company or public acknowledgement by the Company of an extraordinary corporate transaction; (iii) a material breach by the Company of this Agreement; provided that prior to any termination under this clause (iii) VIEX shall deliver written notice to the Company describing in reasonable detail the alleged material breach and the intention of VIEX to terminate the Standstill Period; and provided further that VIEX and the Company will negotiate in good faith for not less than 24 hours after the Company’s receipt of such notice to resolve any differences before VIEX takes action to terminate the Standstill Period (it being understood that any such termination is without prejudice to the right of the Company to assert that any such termination constitutes a breach of this Agreement); and (iv) termination or frustration of the rights of the Observers under paragraph (a) of Section 1 of this Agreement (other than any termination of such Observer’s rights under Section 1(f)).

(c) Notwithstanding the foregoing, nothing in this Agreement shall prohibit or restrict VIEX from: (A) communicating privately with the Board or any of the Company’s officers regarding any matter in a manner that does not otherwise violate this Section 2, so long as such communications are not intended to, and would not reasonably be expected to, require any public disclosure of such communications, (B) communicating privately with stockholders of the Company and others in a manner that does not otherwise violate this Section 2, so long as such communications are not intended to, and would not reasonably be expected to, require any public disclosure of such communications, (C) taking any action necessary to comply with any law, rule or regulation or any action required by any governmental or regulatory authority or stock exchange that has, or may have, jurisdiction over VIEX or any of its respective Affiliates or Associates in a manner that does not otherwise violate this Section 2, including responding to the questions and comments of the U.S. Securities and Exchange Commission (“SEC”) in connection with any Proxy Statement, (D) communicating with its investors in quarterly or annual letters provided such communications are subject to standard confidentiality obligations, (E) trading freely in the securities and derivatives of the Company during the Standstill Period, and/or (F) filing a preliminary proxy statement with the SEC for the election of directors at any time after the company does the same.

3. Representations and Warranties of the Company.

The Company represents and warrants to VIEX that (a) the Company has the corporate power and authority to execute this Agreement and to bind it thereto, (b) this Agreement has been duly and validly authorized, executed and delivered by the Company, constitutes a valid and binding obligation and agreement of the Company, and is enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles, and (c) the execution, delivery and performance of this Agreement by the Company does not and will not violate or conflict with (i) any law, rule, regulation, order, judgment or decree applicable to the Company, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could constitute such a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding, or arrangement to which the Company is a party or by which it is bound.

4. Representations and Warranties of VIEX.

VIEX represents and warrants to the Company that (a) the authorized signatory of VIEX set forth on the signature page hereto has the power and authority to execute this Agreement and any other documents or agreements to be entered into in connection with this Agreement and to bind it thereto, (b) this Agreement has been duly authorized, executed and delivered by VIEX, and is a valid and binding obligation of VIEX, enforceable against VIEX in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles, (c) the execution of this Agreement, the consummation of any of the transactions contemplated hereby, and the fulfillment of the terms hereof, in each case in accordance with the terms hereof, will not conflict with, or result in a breach or violation of the organizational documents of VIEX as currently in effect, (d) the execution, delivery and performance of this Agreement by VIEX does not and will not violate or conflict with (i) any law, rule, regulation, order, judgment or decree applicable to VIEX, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could constitute such a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which such member is a party or by which it is bound, (e) as of the date of this Agreement, (i) VIEX is deemed to beneficially own in the aggregate 29,531,722 shares of Common Stock, and (ii) VIEX does not currently have, and does not currently have any right to acquire, any interest in any other securities of the Company (or any rights, options or other securities convertible into or exercisable or exchangeable (whether or not convertible, exercisable or exchangeable immediately or only after the passage of time or the occurrence of a specified event) for such securities or any obligations measured by the price or value of any securities of the Company or any of its Affiliates, including any swaps or other derivative arrangements designed to produce economic benefits and risks that correspond to the ownership of Common Stock, whether or not any of the foregoing would give rise to beneficial ownership (as determined under Rule 13d-3 promulgated under the Exchange Act), and whether or not to be settled by delivery of Common Stock, payment of cash or by other consideration, and without regard to any short position under any such contract or arrangement), and (f) VIEX has not, directly or indirectly, compensated or agreed to, and will not, compensate any Observer for his service as an observer to the Board of the Company with any cash, securities (including any rights or options convertible into or exercisable for or exchangeable into securities or any profit sharing agreement or arrangement), or other form of compensation directly or indirectly related to the Company or its securities, other than cash compensation, if any, which compensation has been previously disclosed to the Company and has been paid in full on or prior to the date hereof or will be paid in full reasonably promptly following the date hereof, provided, that the nomination by VIEX of any Observer to any other company board shall not constitute a breach of the terms of this Agreement.

5. Public Announcements.

Promptly following the execution of this Agreement, the Company shall file with the SEC a Current Report on Form 8-K (the “8-K”) in the form attached hereto as Exhibit B and VIEX shall file with the SEC an amendment to its Schedule 13D (the “13D”) in the form attached hereto as Exhibit C. Neither the Company nor VIEX shall otherwise issue any press release or other public statement regarding this Agreement without the prior written consent of the other Party, other than the filing by VIEX of the 13D that is consistent with the terms of this Agreement and (b) the filing by the Company of the 8-K that is consistent with the terms of this Agreement. During the Standstill Period, neither the Company nor VIEX shall make any public announcement or statement that is inconsistent with or contrary to the statements made in the 8-K, except as required by law, regulation, regulator or the rules of any stock exchange or with the prior written consent of the other Party.

6. Specific Performance.

Each of VIEX, on the one hand, and the Company, on the other hand, acknowledges and agrees that irreparable injury to the other Party hereto could occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that such injury may not be adequately compensable by the remedies available at law (including the payment of money damages). It is accordingly agreed that VIEX, on the one hand, and the Company, on the other hand (the “Moving Party”), shall each be entitled to seek specific enforcement of, and injunctive relief to prevent any violation of, the terms hereof without the necessity of posting bond or other security. This Section 6 is not the exclusive remedy for any violation of this Agreement.

7. Expenses.

The Company shall within five days following the execution and delivery of this Agreement pay VIEX an amount equal to one hundred thirty seven thousand dollars ($137,000), which may be used for its out-of-pocket fees and expenses (including legal expenses) incurred in connection with the matters related hereto.

8. Severability.

If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the Parties that the Parties would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable. In addition, the Parties agree to use their best efforts to agree upon and substitute a valid and enforceable term, provision, covenant or restriction for any of such that is held invalid, void or enforceable by a court of competent jurisdiction.

9. Notices.

Any notices, consents, determinations, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by e-mail to the e-mail address for a Party set forth below; and (iii) one business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the Party to receive the same. The addresses for such communications shall be:

If to the Company:

Quantum Corporation
224 Airport Parkway, Suite 300
San Jose, California 95110
Attention: Shawn Hall
E-mail: Shawn.Hall@quantum.com

with a copy (which shall not constitute notice) to:

Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, New York 10004
Attention: Warren S. de Wied, Esq.
E-mail: warren.dewied@friedfrank.com

If to VIEX or any member thereof:

VIEX Capital Advisors, LLC
825 Third Avenue, 33rd Floor
New York, New York 10022
Attention: Eric Singer
E-mail: singer@viexcapital.com

with a copy (which shall not constitute notice) to:
Kleinberg, Kaplan, Wolff & Cohen, P.C.
551 Fifth Avenue, New York, New York 10176
New York, New York 10176
Attention: Christopher P. Davis, Esq.
E-mail: cpdavis@kkwc.com

10. Applicable Law.

This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without reference to the conflict of laws principles thereof. Each of the Parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other Party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the Parties hereto hereby irrevocably submits, with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement in any court other than the aforesaid courts. Each of the Parties hereto hereby irrevocably waives, and agrees not to assert in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason, (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by applicable legal requirements, any claim that (A) the suit, action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each of the Parties irrevocably agrees to expedited adjudication, by the courts specified in this Section 10, of any dispute regarding the interpretation or enforcement of this Agreement.

11. Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the Parties and delivered to the other Party (including by means of electronic delivery or facsimile).

12. Entire Agreement; Amendment and Waiver; Successors and Assigns; Third Party Beneficiaries.

This Agreement and the understanding regarding business plan objectives referred to herein constitute the entire understanding of the Parties hereto with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings between the Parties other than as set forth in the preceding sentence. No modifications of this Agreement can be made except in writing signed by an authorized representative of each the Company and VIEX, except that the signature of an authorized representative of the Company will not be required to permit an Affiliate of VIEX to agree to be listed on Exhibit A and be bound by the terms and conditions of this Agreement. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law. The terms and conditions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the Parties hereto and their respective successors, heirs, executors, legal representatives, and permitted assigns. No party shall assign this Agreement or any rights or obligations hereunder without, with respect to any member of VIEX, the prior written consent of the Company, and with respect to the Company, the prior written consent of VIEX. This Agreement is solely for the benefit of the Parties hereto and is not enforceable by any other persons or entities.

13. Mutual Non-Disparagement.

Subject to applicable law, each of the Parties covenants and agrees that, during the Standstill Period, or if earlier, until such time as the other Party or any of its agents, subsidiaries, affiliates, successors, assigns, officers, employees or directors shall have breached this Section, neither it nor any of its respective agents, subsidiaries, affiliates, successors, assigns, officers, employees or directors shall disparage, defame or slander the other Parties or such other Parties’ subsidiaries, affiliates, successors, assigns, officers (including any current officer of a Party or a Parties’ subsidiaries who no longer serves in such capacity following the execution of this Agreement), directors (including any current director of a Party or a Parties’ subsidiaries who no longer serves in such capacity following the execution of this Agreement), or employees.

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized signatories of the Parties as of the date hereof.

Quantum Corporation

By:	/s/ Jon W. Gacek
	Name:	Jon W. Gacek
	Title:	President and Chief Executive
Officer

VIEX Opportunities Fund, LP - Series One

By:	VIEX GP, LLC
General Partner

By:	/s/ Eric Singer
	Name:	Eric Singer
	Title:	Managing Member

VIEX Opportunities Fund, LP - Series Two

By:	VIEX GP, LLC
General Partner

By:	/s/ Eric Singer
	Name:	Eric Singer
	Title:	Managing Member

VIEX GP, LLC

By:	/s/ Eric Singer
	Name:	Eric Singer
	Title:	Managing Member

VIEX Special Opportunities Fund III, LP

By:	VIEX Special Opportunities GP III, LLC
General Partner

By:	/s/ Eric Singer
	Name:	Eric Singer
	Title:	Managing Member

VIEX Special Opportunities GP III, LLC

By:	/s/ Eric Singer
	Name:	Eric Singer
	Title:	Managing Member

VIEX Capital Advisors, LLC

By:	/s/ Eric Singer
	Name:	Eric Singer
	Title:	Managing Member

/s/ Eric Singer
Eric Singer

[Signature Page to Agreement]

EXHIBIT A

VIEX

VIEX OPPORTUNITIES FUND, LP - SERIES ONE
VIEX OPPORTUNITIES FUND, LP - SERIES TWO
VIEX GP, LLC
VIEX SPECIAL OPPORTUNITIES FUND III, LP
VIEX SPECIAL OPPORTUNITIES GP III, LLC
VIEX CAPITAL ADVISORS, LLC
ERIC SINGER

Exhibit A-1

EXHIBIT B

8-K

Exhibit B-1

EXHIBIT C

13-D/A

Exhibit C-1